Exhibit 99.2

UNITED STATES DISTRICT COURT FOR

THE SOUTHERN DISTRICT OF NEW YORK

MITSUKO K LIN,	)
)
Plaintiff,	)	Case No. 19-cv-9059
)
v.	)	JURY TRIAL DEMANDED
)
PRESIDIO, INC., BOB CAGNAZZI, HEATHER	)
BERGER, CHRISTOPHER L. EDSON, SALIM	)
HIRJI, STEVEN LERNER, MATTHEW H.	)
NORD, PANKAJ PATEL, MICHAEL REISS, and	)
TODD H. SIEGEL,	)
)
Defendants.	)
)

COMPLAINT FOR VIOLATION OF THE SECURITIES EXCHANGE ACT OF 1934

Plaintiff, Mitsuko K Lin, by her undersigned attorneys, for this complaint against defendants, alleges upon personal knowledge with respect to herself, and upon information and belief based upon, inter alia, the investigation of counsel, as to all other allegations herein, as follows:

NATURE OF THE ACTION

1. This is an action brought by Plaintiff against Presidio, Inc. (“Presidio” or the “Company”) and the members of the Company’s board of directors (collectively referred to as the “Board” or the “Individual Defendants” and, together with Presidio, the “Defendants”) for their violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 (“Exchange Act”), 15 U.S.C. §§ 78n(a), 78t(a) respectively, and United States Securities and Exchange Commission (“SEC”) Rule 14a-9, 17 C.F.R. § 240.14a-9. Plaintiff’s claims arise in connection with the proposed acquisition of Presidio by BCEC — Port Holdings (Delaware), LP (“Parent”) through Parent’s wholly-owned subsidiary, Port Merger Sub, Inc. (“Merger Sub”) (collectively “Port”).

2. Parent is an affiliate of investment funds advised by BC Partners.

3. On August 14, 2019, Presidio entered into an agreement and plan of merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving entity and wholly-owned subsidiary of Parent (the “Proposed Transaction”).

4. Under the terms of the Proposed Transaction, Presidio shareholders will be entitled to receive $16.00 in cash for each share of Presidio common stock they own (the “Merger Consideration”).

5. On September 10, 2019, in order to convince Presidio public common shareholders to vote in favor of the Proposed Transaction, the Defendants authorized the filing of a materially incomplete and misleading Preliminary Proxy Statement (the “Proxy”) with the SEC, in violation of Sections 14(a) and 20(a) of the Exchange Act.

6. In particular, the Proxy contains materially incomplete and misleading information concerning: (i) the financial projections for Presidio; (ii) the valuation analyses performed by Presidio’s financial advisor, LionTree Advisors LLC (“LionTree”); and (iii) the Background of the Merger.

7. The special meeting of Presidio’s shareholders is imminent and the Proposed Transaction is expected to close in the fourth quarter of 2019 (the “Shareholder Vote”). Therefore, it is imperative that the material information that has been omitted from the Proxy is disclosed prior to the Shareholder Vote, so that Presidio’s shareholders can properly exercise their corporate voting rights.

8. For these reasons, and as set forth in detail herein, Plaintiff asserts claims against Defendants for violations of Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9. Plaintiff seeks to enjoin Defendants from taking any steps to consummate the Proposed Transaction unless and until the material information discussed below is disclosed to Presidio’s public common shareholders sufficiently in advance of the upcoming Shareholder Vote or, in the event the Proposed Transaction is consummated, to recover damages resulting from the Defendants’ violations of the Exchange Act.

JURISDICTION AND VENUE

9. This Court has jurisdiction over all claims asserted herein pursuant to Section 27 of the 1934 Act because the claims asserted herein arise under Sections 14(a) and 20(a) of the 1934 Act and Rule 14a-9.

10. Personal jurisdiction exists over each Defendant either because the Defendant conducts business in or maintains operations in this District, or is an individual who is either present in this District for jurisdictional purposes or has sufficient minimum contacts with this District as to render the exercise of jurisdiction over each Defendant by this Court permissible under the traditional notions of fair play and substantial justice. “Where a federal statute such as Section 27 of the [Exchange] Act confers nationwide service of process, the question becomes whether the party has sufficient contacts with the United States, not any particular state.” Sec. Inv’r Prot. Corp. v. Vigman, 764 F.2d 1309, 1315 (9th Cir. 1985). “[S]o long as a defendant has minimum contacts with the United States, Section 27 of the Act confers personal jurisdiction over the defendant in any federal district court.” Id. at 1316.

11. Venue is proper in this District under Section 27 of the Exchange Act, 15 U.S.C. § 78aa, as well as 28 U.S.C. § 1391, because Defendants are found or are inhabitants or transact business in this District. Indeed, Presidio’s common stock trades on the Nasdaq Global Select Market (“NasdaqGS”), which is headquartered in this District. See, e.g., United States v. Svoboda, 347 F.3d 471, 484 n.13 (2d Cir. 2003) (collecting cases). In addition, Presidio’s principal executive offices are located in this District at One Penn Plaza, New York, NY 10119. Further, the special meeting for Presidio shareholders to vote on the Proposed Transaction will be held at Presidio’s principal executive offices as well. Moreover, LionTree is also located in this District at 660 Madison Avenue, New York, NY 10065. Last, Wachtell, Lipton, Rosen & Katz, Presidio’s legal advisor for the Proposed Transaction, is located in this District at 51 West 52nd Street, New York, NY 10019.

PARTIES

12. Plaintiff is, and has been continuously throughout all times relevant hereto, the owner of Presidio common stock.

13. Defendant Presidio is a public company incorporated under the laws of Delaware with principal executive offices located at One Penn Plaza, New York, NY 10119. Presidio’s common stock is traded on the NasdaqGS under the ticker symbol “PSDO.”

14. Defendant Bob Cagnazzi is, and has been at all relevant times, Chairman of the Board, a director, and Chief Executive Officer of the Company.

15. Defendant Heather Berger is, and has been at all relevant times, a director of the Company.

16. Defendant Christopher L. Edson is, and has been at all relevant times, a director of the Company.

17. Defendant Salim Hirji is, and has been at all relevant times, a director of the Company. 18. Defendant Steven Lerner is, and has been at all relevant times, a director of the Company.

19. Defendant Matthew H. Nord is, and has been at all relevant times, a director of the Company.

20. Defendant Pankaj Patel is, and has been at all relevant times, a director of the Company.

21. Defendant Michael Reiss is, and has been at all relevant times, a director of the Company.

22. Defendant Todd H. Siegel is, and has been at all relevant times, a director of the Company.

23. The defendants identified in paragraphs 14 through 22 are collectively referred to herein as the “Board” or the “Individual Defendants,” and together with Presidio, the “Defendants.”

SUBSTANTIVE ALLEGATIONS

Background of the Company and the Proposed Transaction

24. Presidio is a provider of information technology (IT) solutions. The Company focuses on digital infrastructure, cloud, and security solutions. The Company provides solutions advanced networking, Internet of Things (IoT), data analytics, data center modernization, hybrid and multi cloud, cyber risk management, and enterprise mobility for digital transformation. Presidio uses risk-based security consulting methodology to assess, design, implement, manage, and maintain information security solutions

25. On August 14, 2019, the Board caused the Company to enter into the Merger Agreement with Port.

26. Pursuant to the terms of the Merger Agreement, each share of Presidio common stock will be converted into the right to receive $16.00 in cash.

27. According to the August 14, 2019, press release announcing the Proposed Transaction:

Presidio, Inc. Announces Definitive Agreement to be Acquired by BC Partners

New York, NY – August 14, 2019 – Presidio, Inc. (NASDAQ:PSDO) (together with its subsidiaries, “Presidio” or the “Company”), a leading North American IT solutions provider delivering Digital Infrastructure, Cloud and Security solutions to create agile, secure infrastructure platforms for commercial and public sector customers, today announced it has entered into a definitive agreement to be acquired by funds advised by BC Partners, a leading international investment firm, in an all-cash transaction valued at approximately $2.1 billion, including Presidio’s net debt.

Under the terms of the agreement, Presidio stockholders will receive $16.00 in cash for each share of Presidio common stock they own. The purchase price represents a premium of 21.3% over Presidio’s closing stock price of $13.19 on August 13, 2019, and a premium of 18.3% over the Company’s 60-day volume-weighted average share price leading up to this announcement. The Presidio Board of Directors unanimously approved the agreement with BC Partners and recommends that Presidio stockholders vote in favor of the transaction.

“We believe this transaction will provide immediate and substantial value to Presidio stockholders, while providing us with a partner that can add strategic and operational expertise to our business, with a focus on executing our long-term strategy,” commented Bob Cagnazzi, Chief Executive Officer of Presidio.

“Over the last several years, Presidio has become the leader in designing, developing, deploying and managing agile secure IT infrastructures that drive real business value for thousands of commercial and public sector entities across the United States,” said Fahim Ahmed, lead deal Partner of BC Partners. “We look forward to supporting the Company in its next phase of growth.”

“Presidio fits squarely with our key investment priorities. Its markets benefit from secular growth, as IT systems and networks have become increasingly complex. It is well positioned as a leader in a fragmented industry, offering scope for further expansion. We’re excited to partner with Bob and his team to support the future growth of the business,” said Raymond Svider, Partner and Chairman of BC Partners.

Transaction Details

Closing of the transaction is subject to customary conditions, including approval by the holders of a majority of the outstanding shares of Presidio common stock, expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other required regulatory approvals, including approval from CFIUS. AP VIII Aegis Holdings, L.P., an affiliate of investment funds managed by affiliates of Apollo Global Management, LLC, which owns approximately 42% of the outstanding shares of Presidio common stock, has entered into a voting agreement with BC Partners, pursuant to which it has agreed, among other things, to vote its shares of Presidio common stock in favor of the merger, and against any competing transaction, so long as, among other things, the Presidio board continues to recommend that Presidio stockholders vote in favor of the merger.

Presidio expects to continue to pay its regular quarterly dividend of $0.04 per share, during the pendency of the transaction.

The parties expect the transaction to close in the fourth quarter of 2019. Upon completion of the transaction, Presidio will become a privately held company, and its common stock will no longer be listed on the NASDAQ stock market.

Under the terms of the definitive merger agreement, Presidio’s Board and advisors may actively initiate, solicit and consider alternative acquisition proposals during a 40-day “go shop” period starting from the date of the definitive agreement. Presidio will have the right to terminate the merger agreement to accept a superior proposal subject to the terms and conditions of the merger agreement. There can be no assurances that this process will result in a superior proposal, and Presidio does not intend to disclose developments with respect to this solicitation process unless and until Presidio’s Board makes a determination requiring further disclosure.

Fully committed debt financing for the transaction will be provided by Citi, JPMorgan Chase Bank, N.A. and RBC Capital Markets.

LionTree Advisors is acting as financial advisor to Presidio, and Wachtell, Lipton, Rosen & Katz is acting as its legal counsel. Citi, J.P. Morgan Securities LLC and RBC Capital Markets are acting as financial advisors and Kirkland & Ellis LLP is acting as legal counsel to BC Partners.

(Emphasis in original).

The Proxy Omits Material Information

28. On September 10, 2019, Defendants filed a materially incomplete and misleading Proxy with the SEC. The special meeting of Presidio shareholders to vote on the Proposed Transaction is forthcoming. The Individual Defendants were obligated to carefully review the Proxy before it was filed with the SEC and disseminated to the Company’s shareholders to ensure that it did not contain any material misrepresentations or omissions. However, the Proxy misrepresents or omits material information that is necessary for the Company’s shareholders to make an informed voting decision in connection with the Proposed Transaction.

29. First, the Proxy fails to provide enough information regarding financial projections for the Company. In particular, the Proxy fails to disclose all line items underlying Presidio’s: (i) unlevered free cash flows; (ii) Total Adjusted EBITDA; and (iii) Pro Forma Adjusted Net Income; and (iv) Pro Forma Diluted Earnings Per Share. Further, the Proxy fails to provide a reconciliation of all non-GAAP to GAAP metrics.

30. Investors are concerned, perhaps above all else, with the projections and cash flows of the companies in which they invest. Under sound corporate finance theory, the market value of a company should be premised on the expected unlevered free cash flows of the corporation. Accordingly, the question that the Company’s shareholders need to answer in determining whether to vote in favor of the Proposed Transaction is clear: Is the Merger Consideration fair compensation given Presidio’s projected cash flows? Without the line items underlying Presidio’s unlevered free cash flows the Company’s shareholders will not be able to properly assess this critical question and evaluate the fairness of the Merger Consideration.

31. Defendants’ failure to disclose all line items used to calculate Total Adjusted EBITDA and a reconciliation of all non-GAAP to GAAP metrics similarly renders the Proxy materially misleading.

32. If a Proxy discloses financial projections and valuation information, such projections must be complete and accurate. The question here is not the duty to speak, but liability for not having spoken enough. With regard to future events, uncertain figures, and other so-called soft information, a company may choose silence or speech elaborated by the factual basis as then known—but it may not choose half-truths. See Campbell v. Transgenomic, et al., No. 18-2198 (8th Cir., March 1, 2019) (noting that “half-truths” are actionable misrepresentations under securities laws and collecting cases). Accordingly, Defendants have disclosed some of the information related to the projections relied upon by LionTree, but have omitted crucial line items and reconciliations. Thus, Defendants’ omission renders the projections disclosed on pages 43-45 of the Proxy misleading.

33. Second, the Proxy omits material information regarding LionTree’s financial analyses.

34. With respect to LionTree’s Discounted Cash Flow Analysis, the Proxy is materially misleading and incomplete because it fails to disclose: (i) the terminal values for Presidio; and (ii) the number of fully diluted outstanding shares of Presidio common stock as of August 12, 2019. Proxy at 40. Moreover, although LionTree’s Discounted Cash Flow Analysis is based on unlevered free cash flows, the Company omits the critical line items underlying unlevered free cash flows as discussed above. Id. at 44.

35. These key inputs are material to Presidio shareholders, and their omission renders the summary of LionTree’s Discounted Cash Flow Analysis incomplete and misleading. As one highly-respected law professor explained regarding these crucial inputs, in a discounted cash flow analysis a banker takes management’s forecasts, and then makes several key choices “each of which can significantly affect the final valuation.” Steven M. Davidoff, Fairness Opinions, 55 Am. U.L. Rev. 1557, 1576 (2006). Such choices include “the appropriate discount rate, and the terminal value…” Id. As Professor Davidoff explains:

There is substantial leeway to determine each of these, and any change can markedly affect the discounted cash flow value. For example, a change in the discount rate by one percent on a stream of cash flows in the billions of dollars can change the discounted cash flow value by tens if not hundreds of millions of dollars….This issue arises not only with a discounted cash flow analysis, but with each of the other valuation techniques. This dazzling variability makes it difficult to rely, compare, or analyze the valuations underlying a fairness opinion unless full disclosure is made of the various inputs in the valuation process, the weight assigned for each, and the rationale underlying these choices. The substantial discretion and lack of guidelines and standards also makes the process vulnerable to manipulation to arrive at the “right” answer for fairness. This raises a further dilemma in light of the conflicted nature of the investment banks who often provide these opinions.

Id. at 1577-78 (emphasis added). Without the above-mentioned information, Presidio’s shareholders cannot evaluate for themselves the reliability of LionTree’s Discounted Cash Flow Analysis, make a meaningful determination of whether the implied equity value ranges reflect the true value of the Company or was the result of an unreasonable judgment by LionTree, and make an informed decision regarding whether to vote in favor of the Proposed Transaction.

36. With respect to LionTree’s Premiums Paid Analysis, the Proxy fails to disclose the 41 transactions observed and the individual premiums paid in each of the individual transactions. Proxy at 40.

37. Third, the Proxy fails to disclose material information regarding the Background of the Merger.

38. The Proxy discloses that Mr. Cagnazzi received approval from the Presidio Board to engage in discussions with BC Partners regarding post-close compensation. However, the Proxy fails to disclose who the compensation would apply to, the terms of the compensation, and whether an agreement on post-close compensation was ever reached. Id. at 29.

39. Defendants’ failure to provide the foregoing material information renders the statements in the Proxy false and/or materially misleading.

40. In sum, the omission of the above-referenced information renders the Proxy materially incomplete and misleading, in contravention of the Exchange Act. Absent disclosure of the foregoing material information prior to the upcoming shareholder vote concerning the Proposed Transaction, Plaintiff will be unable to make an informed decision regarding whether to vote his shares in favor of the Proposed Transaction, and he is thus threatened with irreparable harm, warranting the injunctive relief sought herein.

CAUSES OF ACTION

COUNT I

(Against All Defendants for Violations of Section 14(a) of the Exchange Act and Rule 14a-9)

41. Plaintiff incorporates each and every allegation set forth above as if fully set forth herein.

42. Section 14(a)(1) of the Exchange Act makes it “unlawful for any person, by the use of the mails or by any means or instrumentality of interstate commerce or of any facility of a national securities exchange or otherwise, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to solicit or to permit the use of his name to solicit any proxy or consent or authorization in respect of any security (other than an exempted security) registered pursuant to section 78l of this title.” 15 U.S.C. § 78n(a)(1).

43. Rule 14a-9, promulgated by the SEC pursuant to Section 14(a) of the Exchange Act, provides that proxy communications shall not contain “any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading.” 17 C.F.R. § 240.14a-9.

44. The omission of information from a proxy will violate Section 14(a) and Rule 14a-9 if other SEC regulations specifically require disclosure of the omitted information.

45. Defendants have issued the Proxy with the intention of soliciting the Company’s common shareholders’ support for the Proposed Transaction. Each of the Individual Defendants reviewed and authorized the dissemination of the Proxy, which fails to provide critical information regarding, amongst other things: (i) financial projections for Presidio; (ii) the valuation analyses performed by LionTree in support of its fairness opinion; and (iii) the Background of the Merger.

46. In so doing, Defendants made untrue statements of fact and/or omitted material facts necessary to make the statements made not misleading. Each of the Individual Defendants, by virtue of their roles as officers and/or directors, were aware of the omitted information but failed to disclose such information, in violation of Section 14(a). The Individual Defendants were therefore negligent, as they had reasonable grounds to believe material facts existed that were misstated or omitted from the Proxy, but nonetheless failed to obtain and disclose such information to the Company’s shareholders although they could have done so without extraordinary effort.

47. The Individual Defendants knew or were negligent in not knowing that the Proxy is materially misleading and omits material facts that are necessary to render it not misleading. The Individual Defendants undoubtedly reviewed and relied upon most if not all of the omitted information identified above in connection with their decision to approve and recommend the Proposed Transaction; indeed, the Proxy states that LionTree reviewed and discussed its financial analyses with the Board, and further states that the Board considered the financial analyses provided by LionTree, as well as its fairness opinion and the assumptions made and matters considered in connection therewith. Further, the Individual Defendants were privy to and had knowledge of the projections for the Company and the details surrounding the process leading up to the signing of the Merger Agreement. The Individual Defendants knew or were negligent in not knowing that the material information identified above has been omitted from the Proxy, rendering the sections of the Proxy identified above to be materially incomplete and misleading. Indeed, the Individual Defendants were required to, separately, review LionTree’s analyses in connection with their receipt of the fairness opinions, question LionTree as to its derivation of fairness, and be particularly attentive to the procedures followed in preparing the Proxy and review it carefully before it was disseminated, to corroborate that there are no material misstatements or omissions.

48. The Individual Defendants were, at the very least, negligent in preparing and reviewing the Proxy. The preparation of a proxy statement by corporate insiders containing materially false or misleading statements or omitting a material fact constitutes negligence. The Individual Defendants were negligent in choosing to omit material information from the Proxy or failing to notice the material omissions in the Proxy upon reviewing it, which they were required to do carefully as the Company’s directors. Indeed, the Individual Defendants were intricately involved in the process leading up to the signing of the Merger Agreement and preparation and review of the Company’s financial projections.

49. Presidio is also deemed negligent as a result of the Individual Defendants’ negligence in preparing and reviewing the Proxy.

50. The misrepresentations and omissions in the Proxy are material to Plaintiff, who will be deprived of their right to cast an informed vote if such misrepresentations and omissions are not corrected prior to the Shareholder Vote. Plaintiff has no adequate remedy at law. Only through the exercise of this Court’s equitable powers can Plaintiff be fully protected from the immediate and irreparable injury that Defendants’ actions threaten to inflict.

COUNT II

(Against the Individual Defendants for Violations of Section 20(a) of the Exchange Act)

51. Plaintiff incorporates each and every allegation set forth above as if fully set forth herein.

52. The Individual Defendants acted as controlling persons of Presidio within the meaning of Section 20(a) of the Exchange Act as alleged herein. By virtue of their positions as officers and/or directors of Presidio, and participation in and/or awareness of the Company’s operations and/or intimate knowledge of the incomplete and misleading statements contained in the Proxy filed with the SEC, they had the power to influence and control and did influence and control, directly or indirectly, the decision making of the Company, including the content and dissemination of the various statements that Plaintiff contends are materially incomplete and misleading.

53. Each of the Individual Defendants was provided with or had unlimited access to copies of the Proxy and other statements alleged by Plaintiff to be misleading prior to and/or shortly after these statements were issued and had the ability to prevent the issuance of the statements or cause the statements to be corrected.

54. In particular, each of the Individual Defendants had direct and supervisory involvement in the day-to-day operations of the Company, and, therefore, is presumed to have had the power to control or influence the particular transactions giving rise to the Exchange Act violations alleged herein, and exercised the same. The Proxy contains the unanimous recommendation of each of the Individual Defendants to approve the Proposed Transaction. They were thus directly involved in preparing this document.

55. In addition, as the Proxy sets forth at length, and as described herein, the Individual Defendants were involved in negotiating, reviewing, and approving the Merger Agreement. The Proxy purports to describe the various issues and information that the Individual Defendants reviewed and considered. The Individual Defendants participated in drafting and/or gave their input on the content of those descriptions.

56. By virtue of the foregoing, the Individual Defendants have violated Section 20(a) of the Exchange Act.

57. As set forth above, the Individual Defendants had the ability to exercise control over and did control a person or persons who have each violated Section 14(a) and Rule 14a-9 by their acts and omissions as alleged herein. By virtue of their positions as controlling persons, these defendants are liable pursuant to Section 20(a) of the Exchange Act. As a direct and proximate result of Individual Defendants’ conduct, Plaintiff will be irreparably harmed.

58. Plaintiff has no adequate remedy at law. Only through the exercise of this Court’s equitable powers can Plaintiff be fully protected from the immediate and irreparable injury that Defendants’ actions threaten to inflict.

PRAYER FOR RELIEF

WHEREFORE, Plaintiff prays for judgment and relief as follows:

A. Preliminarily enjoining Defendants and all persons acting in concert with them from proceeding with the Shareholder Vote or consummating the Proposed Transaction, unless and until the Company discloses the material information discussed above which has been omitted from the Proxy;

B. Directing the Defendants to account to Plaintiff for all damages sustained as a result of their wrongdoing;

C. Awarding Plaintiff the costs and disbursements of this action, including reasonable attorneys’ and expert fees and expenses; and

D. Granting such other and further relief as this Court may deem just and proper.

JURY DEMAND

Plaintiff demands a trial by jury on all issues so triable.

Dated: September 30, 2019		MONTEVERDE & ASSOCIATES PC

	By:	/s/ Juan E. Monteverde
Juan E. Monteverde (JM-8169)
The Empire State Building
350 Fifth Avenue, Suite 4405
New York, NY 10118
Tel:(212) 971-1341
Fax:(212) 202-7880
Email: jmonteverde@monteverdelaw.com

Attorneys for Plaintiff